UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported)	March 20, 2014

Berkshire Income Realty, Inc.
(Exact name of Registrant as specified in its charter)

Maryland	001-31659	32-0024337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Beacon Street, Boston, Massachusetts		02108
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code	(617) 523-7722

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 - COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 20, 2014, the operating partnership of Berkshire Income Realty, Inc. (the "Registrant"), Berkshire Income Realty-OP, L.P. (BIR-OP LP), through two separate wholly owned subsidiaries, acquired Eon at Lindbergh Apartments and Pavilion Townplace Apartments.

Eon at Lindbergh Apartments, a 352-unit multifamily apartment community located in Atlanta, Georgia, was acquired from JLB EON LLC, an unaffiliated third party. The purchase price of $64 million was paid with a combination of the assumption of the existing mortgage on the property of $42 million and proceeds from borrowings on the Registrant’s credit facility.

Pavilion Townplace Apartments, a 236-unit multifamily apartment community located in Dallas, Texas, was acquired from CHHC Pavilion, L.P., an unaffiliated third party. The purchase price of $56 million was paid with a combination of the assumption of the existing mortgage on the property of $25.6 million and proceeds from the Registrant’s credit facility.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Real Estate Operations Acquired

Financial statements for the acquisitions noted in Item 2.01 herein will be filed by amendment.

(b)	Pro Forma Financial Information.

Pro forma financial information of the Registrant reflecting the acquisitions noted in Item 2.01 herein will be filed by amendment.

(c)	Exhibits

Exhibit 2.1	Purchase and Sale Agreement between JLB EON LLC as Seller and Berkshire Property Advisors, L.L.C. as Purchaser dated December 9, 2013.

Exhibit 2.2	Assignment and Assumption of Purchase and Sale Agreement between Berkshire Property Advisors, L.L.C. as Assignor to Berkshire Income Realty-OP, L.P. as Assignee.

Exhibit 2.3	Purchase and Sale Agreement between CHHC PAVILION, L.P. as Seller and Berkshire Property Advisors, L.L.C. as Purchaser dated December 9, 2013.

Exhibit 2.4	Assignment and Assumption of Purchase and Sale Agreement between Berkshire Property Advisors, L.L.C. as Assignor to Berkshire Income Realty-OP, L.P. as Assignee.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Berkshire Income Realty, Inc.

Date:	June 3, 2014	By:	/s/ David E. Doherty
		Name:	David E. Doherty
		Title:	Senior Vice President and Principal Financial Officer